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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the inclusion in the Statement of Additional Information constituting part of this Post-effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 26, 1999, on the Statement of Assets and Liabilities of H&Q IPO & Emerging Company Fund at October 22, 1999, which is also included in the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP


San Francisco, California
October 26, 1999